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                                                                     EXHIBIT 5.1


                    LEGAL OPINION OF PEDERSEN & HOUPT, P.C.

                      (Pedersen & Houpt, P.C. Letterhead)

                               January 15, 1999

Blue Rhino Corporation
104 Cambridge Plaza Drive
Winston Salem, North Carolina 27104

Gentlemen:

     We have acted as counsel to Blue Rhino Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, Registration No. 333-70127 (as amended, the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder the sale of up to 2,300,000 shares (the "Shares") of the Company's Common Stock, $.001 par value per share ("Common Stock"). The Shares will be offered and sold (the "Offering") pursuant to a purchase agreement (the "Underwriting Agreement") to be entered into between the Company and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the underwriters (the "Underwriters"). We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

     Before rendering the opinions hereinafter set forth, we examined, among other things:

     1.   Registration Statement;

     2. The form of the Company's Second Amended and Restated Certificate of Incorporation;

     3.   The Company's Amended and Restated Bylaws;

     4.   Resolutions of the Company's Board of Directors;

     5.   The proposed form of Underwriting Agreement; and
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January 15, 1999
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originals or photostatic or certified copies of all those corporate records of the Company and of all those agreements, communications and other instruments, certificates of public officials, certificates of corporate officials and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. As to factual matters known to the Company, we have relied without investigation, to the extent we deem such reliance proper, upon certificates or representations made by the Company's duly authorized representatives.

     We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and federal laws of the United States of America.

     Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Second Amended and Restated Certificate of Incorporation of the Company has been filed with the Secretary of State of the State of Delaware, (iii) the final terms of the Underwriting Agreement and the Offering have been approved by the Board of Directors (or a duly constituted committee thereof), (iv) the Underwriting Agreement has been duly executed and delivered by each of the parties thereto, and (v) the Shares have been issued and delivered in accordance with the terms of the Underwriting Agreement (including the receipt by the Company of the consideration for the Shares described therein), the Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and the references to us under the heading "Legal Matters" in the prospectus that forms a part of the Registration Statement. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the
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January 15, 1999
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Securities Act in connection with the Offering. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.



                                       /s/ Pedersen & Houpt, P.C.